EXHIBIT 35.2

CERTIFICATION OF SERVICER PURSUANT TO ITEM 1123 OF REGULATION AB

March 30, 2007

CIT Funding Company, LLC
1 CIT Drive
Livingston, NJ 07039

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005

Attention:	Corporate Trust & Agency Services – Structured Finance Services

Re:

Pooling and Servicing Agreement dated as of October 1, 2006
among CIT Equipment Collateral 2006-VT2, as Trust, CIT
Funding Company, LLC, as Depositor, and CIT Financial USA,
Inc., in its individual capacity and as Servicer (the “Agreement”).

          I, Kiran R. Kapur, Executive Vice President of CIT Communications Finance Corporation (the “Sub-Servicer”), hereby certify that:

          A review of the activities of the Sub-Servicer during the period from November 22, 2006 through December 31, 2006 (the “Reporting Period”) and of the performance of the Sub-Servicer under the Agreement has been made under my supervision; and

          To the best of my knowledge, based on such review, the Sub-Servicer has fulfilled its obligations under the Agreement in all material respects throughout the Reporting Period.

CIT Communications Finance Corporation, as Sub-Servicer

By:	/s/ Kiran R. Kapur

Name: Kiran R. Kapur
Title: Executive Vice President